SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 4, 2003

NEOGENOMICS, INC.

(f/k/a American Communications Enterprises, Inc.)

(Exact Name of Registrant as Specified in Charter)

Nevada	333-72097	74-2897368

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1726 Medical Boulevard, Suite 201, Naples Florida	34108

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 923-1949

Item 5. Other Events.

     On April 3, 2003, the Board of Directors and the majority shareholder of Neogenomics, Inc. (the “Company”) approved a one for 100 reverse stock split of its common stock, par value $.001 (“Common Stock”). The reverse stock split will be effective as to shareholders of record on the close of business on April 14, 2003. As a result of the reverse stock split, the outstanding number of common shares will be reduced from 449,801,012 to 4,498,010.12 shares. The common stock is quoted on the OTC Bulletin Board under the symbol “NOGN.”

     In connection with this reverse stock split, the Board of Directors and majority shareholder also approved an amendment to the Articles of Incorporation of the Company in order to (i) reduce the maximum number of shares of Common Stock that the Company is authorized to issue from 500,000,000 shares to 100,000,000 shares, and (ii) to authorize the Company to issue up to 10,000,000 shares of preferred shares, with such terms, restrictions and limitations as may be established by the Board of Directors.

Item 7. Exhibits

3.1	Amendment to Articles of Incorporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2003

NEOGENOMICS, INC

By: /s/ Michael T. Dent, M.D.

Michael T. Dent, M.D., President and Chief Executive Officer